Exhibit 10.2

STOCK AND WARRANT PURCHASE AGREEMENT

by and among

MELLON BANK, N.A.,
as Trustee for
The Bell Atlantic Master Trust,

MCCORMICK & SCHMICK ACQUISITION CORP. II,

and

MCCORMICK & SCHMICK HOLDINGS LLC

Dated as of August 22, 2001

i

ii

STOCK AND WARRANT PURCHASE AGREEMENT

STOCK AND WARRANT PURCHASE AGREEMENT dated as of August 22, 2001, by and among Mellon Bank, N.A., as Trustee for The Bell Atlantic Master Trust (“Bell Atlantic”), McCormick & Schmick Acquisition Corp.  II, a Delaware corporation (the “Company”) and McCormick & Schmick Holdings LLC, a Delaware limited liability corporation (“M&S LLC”).

WHEREAS, the parties hereto desire that, pursuant to the terms and conditions set forth herein, (i) the Company designate a Senior Preferred Stock, and the Company desires to sell, and Bell Atlantic desires to purchase, 20,000 shares of such Senior Preferred Stock, and (ii) M&S LLC desires to sell, and Bell Atlantic desires to purchase, (A) warrants to purchase 103,896.10 Class A-2 Units (the “Class A-2 Warrants”) and (B) warrants to purchase 4,956.52 Preferred Units (the “Preferred Warrants,” and together with the Class A-2 Warrants, the “Warrants”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.                                       Definitions.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” shall, as to the Company or any other Person, mean (i) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company or such other Person, and (ii) any Person, directly or indirectly, beneficially owning at least 10% of any class of outstanding capital stock or other evidence of beneficial interest of the Company or such other Person; provided, however, that no holder of Senior Preferred Stock shall by reason of such holding be an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York.

“Catch Up Dividends” shall have the meaning assigned to such term in the Certificate of Incorporation.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, dated as of August 22, 2001, attached hereto as Exhibit A and filed with the Secretary of State.

“Change in Control” shall mean any of the following:  (i) a majority of the board of advisors of M&S LLC, shall be comprised of persons other than designees of Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership (“BRS”) and/or Castle Harlan Partners III, L.P., a Delaware limited partnership (“CHP”), (ii) BRS, CHP, and their respective controlled Affiliates, affiliated management companies and employees, in the aggregate, shall cease to own (directly or indirectly) (a) Common Units of M&S LLC (or its successor) representing 51% or more (40% or more if an underwritten initial public offering of the Common Units of M&S LLC or its successor has been consummated) of the Common Units of M&S LLC (or its successor), or (b) Common Stock representing 51% or more (40% or more if an underwriters’ initial public offering of the Common Stock has been consummated) of the Common Stock.  For purposes of this definition, BRS shall be deemed to no longer own the equity securities of M&S LLC in the event that BRSE LLC (or an entity controlling, controlled by or under common control with BRSE LLC) shall cease to be the sole general partner of BRS, and CHP shall be deemed to no longer own the equity securities of M&S LLC in the event that Castle Harlan Partners III GP, Inc.  (or an entity controlling, controlled by or under common control with Castle Harlan Partners III GP, Inc.)  shall cease to be the sole general partner of CHP.

“Class A-2 Units” shall have the meaning given to such term in the LLC Agreement.

“Class A-2 Warrants” shall have the meaning given to such term in the preamble above.

“Class A-2 Warrant Shares” shall mean, to the extent that any remaining Class A-2 Warrants are unexercised as of the applicable date of determination, the number of Class A-2 Units issuable upon exercise of such Class A-2 Warrants.

“Closing” shall have the meaning set forth in Section 2.

“Common Stock” means, collectively, the Common Stock of the Company, par value $0.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Common Units” shall mean the Class A-1 Common Units, Class A-2 Common Units and Class B Common Units of M&S LLC, but excluding the Class C Common Units of M&S LLC.

2

“Company” shall have the meaning set forth in the first paragraph hereof.

“Credit Agreement” shall mean that certain Revolving Credit and Term Loan Agreement, as the same may be amended, modified or restated and in effect from time to time or as otherwise specified pursuant to the terms of this Agreement, among (i) McCormick & Schmick Acquisition Corp., (ii) McCormick & Schmick Restaurant Corp., (iii) McCormick & Schmick Maryland Liquor, Inc., (iv) McCormick & Schmick Acquisition I Texas, Inc., (v) McCormick & Schmick Acquisition II Texas, Inc., (vi) McCormick & Schmick Acquisition Texas LP, (vii) McCormick & Schmick Acquisition III Texas, Inc. (as Borrowers), (viii) the Lenders listed on Schedule I thereto, (ix) Fleet National Bank, as Administrative Agent,
(x) SunTrust Bank, as Syndication Agent, and (xi) IBJ Whitehall Bank & Trust Company, as Documentation Agent.

“Debentures” shall mean the 13% Subordinated Exchange Debentures due August 22, 2011, that may, at the option of the Company and pursuant to the terms thereof, be issued in exchange for the Senior Preferred Stock, the form of which Debenture is attached hereto as Exhibit B.

“Distribution” shall mean, with respect to the capital stock of the Company or any of its Subsidiaries, (i) the declaration or payment of any dividend on or in respect of any shares of any class of such capital stock; (ii) the purchase, redemption or other retirement of any shares of any class of such capital stock, directly or indirectly, through a Subsidiary or otherwise; or (iii) any other distribution in respect of any shares of any class of such capital stock on or in respect of stock appreciation or similar rights.

“ERISA” shall mean the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively, as from time to time amended and in effect.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Authority” shall mean any federal, state or local governmental, administrative, or regulatory authority or agency.

“Guaranty” shall mean that certain Guaranty, dated as of August 22, 2001, issued by the Company for the benefit of Fleet National Bank, as Administrative Agent for the lenders party to the Credit Agreement, and such lenders, pursuant to which the Company has guaranteed the obligations of its Subsidiaries (as defined therein) under the Credit Agreements, as such Guaranty shall be amended, modified or restated and in effect from time to time.

3

“Holder” shall mean Bell Atlantic and each subsequent holder of any of the Senior Preferred Stock, Debentures or Warrants and units issuable upon exercise of the Warrants.

“Leverage Ratio” shall have the meaning set forth in Section 6.13.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of M&S LLC, dated as of the date hereof, by and among the members of M&S LLC.

“Majority Holders” shall mean, with respect to any class(es) or type(s) of securities issued pursuant to this Agreement, the holder or holders at the relevant time of a majority of the number of outstanding shares, outstanding principal amount, or number of outstanding and unexercised Warrants, as the case may be, of the specified series, class(es) or type(s) of securities (other than securities subsequently sold in a registered public offering or in a “brokers transaction” within the meaning of Rule 144), or if no class or type is specified in the applicable Section of this Agreement, the holder or holders at the relevant time of each of a majority of the outstanding shares of Senior Preferred Stock, holders of a majority of the principal amount of outstanding Debentures, the holders of a majority of the Class A-2 Warrant Shares and the holders of a majority of the Preferred Warrant Shares, other than those not previously sold in a registered public offering or in a “brokers transaction” within the meaning of Rule 144.

“Members Agreement” shall mean that certain Members Agreement, dated as of the date hereof, by and among M&S LLC and the Initial Parties (as defined therein).

“M&S LLC” shall have the meaning set forth in the first paragraph hereof.

“Operating Company” means an “operating company” within the meaning of Department of Labor Regulation § 2510.3-101(c) or successor rule or regulation, as from time to time amended and in effect.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or government or department or agency thereof.

“Plan Assets” means “plan assets” within the meaning of Department of Labor Regulation § 2510.3-101(c) or successor rule or regulation, as from time to time amended and in effect.

“Preferred Units” shall have the meaning given to such term in the LLC Agreement.

“Preferred Warrants” shall have the meaning given to such term in the preamble above.

4

“Preferred Warrant Shares” shall mean, to the extent that any remaining Preferred Warrants are unexercised as of the applicable date of determination, the number of Preferred Units issuable upon exercise of such Preferred Warrants.

“Public Sale” means a sale pursuant to an effective registration statement under the Securities Act or a sale to the public pursuant to Rule 144.

“Put” shall have the meaning set forth in Section 7(a).

“Put Notice” shall have the meaning set forth in Section 7(a).

“Put Price” shall have the meaning set forth in Section 7(a).

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“Senior Preferred Stock” shall mean the Company’s 13% Senior Exchangeable Preferred Stock, par value $1.00 per share, having all of the rights and preferences set forth in the Certificate of Incorporation.

“Subsidiary” shall mean any Person of which the Company or any other Person now or hereafter shall, at the applicable date of determination, own (directly or indirectly) at least a majority of the outstanding capital stock (or other equity interests) entitled to vote or at least a majority of the partnership, joint venture or other similar interests, or of which the Company or such other Person is a general partner or joint venturer without limited liability.

“Transaction Documents” shall mean this Agreement, the Debentures, the LLC Agreement, the Members Agreement, the Registration Rights Agreement, dated as of the date hereof, by and among the Initial Parties (as defined therein), and the Warrants.

“Warrants” shall have the meaning given to such term in the preamble above.

2.                                       The Closing.  The execution and delivery of this Agreement (the “Closing”) shall take place at the offices of Schulte, Roth & Zabel LLP in New York, New York on August 22, 2001, or at such other time and/or place as the parties hereto may mutually agree.  At the Closing, each party to this Agreement shall deliver to the others such documents, instruments and writings as may be required to be delivered in accordance with this Agreement or as may be reasonably requested by such other parties.

5

3.                                       Purchase of Stock and Warrants.

3.1                                 Purchase and Sale of Senior Preferred Stock.  Pursuant to the terms and conditions of this Agreement, (i) the Company shall authorize the issuance and sale to Bell Atlantic of 20,000 shares of Senior Preferred Stock and (ii) at the Closing, (A) Bell Atlantic shall purchase such shares for an aggregate purchase price of $14,945,579.38 in immediately available funds, and (B) the Company shall issue and deliver to Bell Atlantic stock certificates representing such sale of shares.

3.2                                 Amendment to the Charter of the Company.  The Company shall file, or cause to be filed, the Certificate of Incorporation with the Secretary of State as of the Closing Date.

3.3                                 Purchase and Sale of Warrants.  Pursuant to the terms and conditions of this Agreement, (i) M&S LLC shall sell to Bell Atlantic Warrants representing the right to purchase 103,896.10 Class A-2 Units and 4,956.52 Preferred Units, in the form of the unit purchase warrants attached hereto as Exhibits C and D, and (ii) at the Closing, (A) Bell Atlantic shall purchase such Warrants for an aggregate purchase price of $5,054,420.62 in immediately available funds (such amount to be allocated $102,857.14 for the Class A-2 Warrants and $4,951,563.48 for the Preferred Warrants) and (B) M&S LLC shall issue and deliver to Bell Atlantic such Warrants.  Each party hereby agrees to the allocation of the purchase price made in this Article 3 and that such party will take no position inconsistent with such allocation for any purpose, including, but not limited to, any tax reporting.

4.                                       Representations and Warranties of the Company and M&S LLC.  Each of the representations and warranties set forth in the Credit Agreement, as such agreement is in effect on the date hereof, including the definitions related thereto and set forth therein, are hereby incorporated by reference as of the date hereof and the Closing as though such representations and warranties, and such definitions, were set forth in their entirety herein mutatis mutandis, so that references to the recipient of any such representations and warranties shall be deemed references to Bell Atlantic and references hereunder.

The Company and M&S LLC further represent and warrant as of the date hereof and the Closing as follows:

4.1                                 Organization; Delivery of Documents.  Each of the Company and M&S LLC is a corporation or a limited liability company duly organized, existing and in good standing under the laws of the State of Delaware, and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.  The Company has delivered to Bell Atlantic complete and correct copies of the current Certificate of Incorporation and by-laws of the Company, and M&S LLC has delivered to Bell Atlantic complete and correct copies of its Certificate of Formation and the LLC Agreement.

6

4.2                                 Authorization.  Each of the Company and M&S LLC has full corporate or limited liability company power and authority to execute and deliver the Transaction Documents.  Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and M&S LLC and is valid, binding and enforceable against the Company and M&S LLC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and subject to the availability of equitable remedies.

4.3                                 Capitalization.  The authorized capital stock of the Company consists of 51,000 shares, consisting of 1,000 shares of Common Stock and 50,000 shares of Senior Preferred Stock.  Upon consummation of the transactions contemplated in this Agreement, the Senior Preferred Stock, when purchased in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable.  Schedule I attached hereto sets forth the outstanding capital units of the LLC immediately following the Closing, and each Common Unit and Preferred Unit which may be issued upon exercise of the Warrants will be duly issued.  At the Closing, the Warrants and the Senior Preferred Stock will be duly issued, and upon exchange of the Senior Preferred Stock for the Debentures in accordance with the Certificate of Incorporation, the issuance of the Debentures in accordance with their terms will constitute the legal, valid and binding obligations of the Company in accordance with their terms.  Except as provided in the Members Agreement, there are no statutory or contractual securityholders’ preemptive rights or rights of refusal to which M&S LLC is a party.

4.4                                 Absence of Certain Changes or Events.  Except as otherwise disclosed herein or in the Credit Agreement, there has not been any material adverse change in the business, assets, operations or conditions, financial or otherwise, of M&S LLC and its Subsidiaries (as defined in the Credit Agreement) taken as a whole since June 7, 2001.

4.5                                 Plan Assets.  Each of the Company and M&S LLC is an Operating Company and none of the underlying assets of any of M&S LLC, the Company or any of its Subsidiaries will be deemed to be Plan Assets with respect to Bell Atlantic.

4.6                                 Consents.  Except for the filing with the Secretary of State of the State of Delaware of the Certificate of Incorporation, no filing, consent, approval or authorization of or action with any federal, state or other governmental authority is required to be made or obtained by or with respect to the Company or M&S LLC in connection with the execution and delivery of this Agreement by the Company or M&S LLC or any other document required to be executed by the Company or M&S LLC in connection with the transactions contemplated in this Agreement, other than such filings, consents, approvals, authorizations or actions, the failure of which to make or obtain, individually or in the aggregate, would not cause a material adverse change in the business, assets, operations or conditions, financial or otherwise, of M&S LLC and its Subsidiaries taken as a whole or prevent or materially delay consummation of the transactions contemplated in this Agreement.

4.7                                 Effect of Transactions.  To the knowledge of the Company and M&S LLC, the execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated hereby, will not involve any prohibited transactions within the meaning of ERISA.

7

4.8                                 Compliance with Laws and Other Instruments.  Assuming the making or receipt of all filings, consents, approvals, authorizations or actions described in Section 4.6 hereof, the execution and delivery by M&S LLC of this Agreement and the other Transaction Documents, the offering, sale and issuance of the Warrants and the Common Units and Preferred Units issuable upon exercise of the Warrants hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by M&S LLC, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any lien, security interest, charge or encumbrance upon M&S LLC’s units, membership interests or assets pursuant to, give any third party the right to modify, terminate or accelerate any obligation under, result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, (i) the organizational documents of M&S LLC, (ii) any law, statute, rule or regulation to which M&S LLC is subject, or (iii) any agreement, instrument, order, judgment or decree to which M&S LLC is subject, except, in the case of subclauses (ii) and (iii) above, for any conflict, result, default, right or other requirement that could not reasonably be expected to have a material adverse effect on the transaction contemplated hereby.

4.9                                 Securities Laws.  The issuance by the Company of the Senior Preferred Stock pursuant to this Agreement has not violated, and the issuance by M&S LLC of the Warrants and the Common Units and Preferred Units issuable upon exercise of the Warrants pursuant to this Agreement will not violate, the Securities Act or any state securities or “blue sky” laws.

4.10                           Litigation.  There is no action, suit or proceeding pending against, or to the knowledge of the Company or M&S LLC, threatened against or affecting, M&S LLC, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a material adverse effect on the business, assets, operations, condition, financial or otherwise, of M&S LLC and its Subsidiaries taken as a whole or which in any manner draws into the question the validity of the Transaction Documents.

4.11                           Investment Company Act.  Neither M&S LLC nor the Company is an “investment company,” an “affiliated company” or a “principal underwriter” of an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

8

4.12                           No Material Contracts; etc.  Except as set forth on Schedule 4.12 hereto, neither the Company nor M&S LLC is party to any material contracts, agreements or commitments.

5.                                       Representations and Warranties of Bell Atlantic.

Bell Atlantic represents and warrants as follows:

5.1                                 Authorization.  Bell Atlantic has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by Bell Atlantic and is valid, binding and enforceable in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.

5.2                                 Compliance with Laws and Other Instruments.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with (i) any provision of any governing instrument applicable to Bell Atlantic or (ii) any permit, franchise, judgment, decree, statute, rule or regulation applicable to Bell Atlantic or its business or property, or (b) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which Bell Atlantic is a party or by which Bell Atlantic is bound.

5.3                                 Consents.  No consent, approval or authorization of, or filing or action with, any Governmental Authority or third party is required to be made or obtained by or with respect to Bell Atlantic in connection with the execution and delivery of this Agreement, other than such filings, consents, approvals, authorizations or actions, the failure of which to make or obtain, individually or in the aggregate, would not prevent or materially delay consummation of this Agreement.

5.4                                 Status and Investment Intent.

(a)                                  Bell Atlantic is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and it is acquiring the Senior Preferred Stock hereunder for its own account for investment purposes only and not with a view to, or with any present intention of, resale, distribution or other disposition thereof except as is otherwise provided in this Agreement.  Bell Atlantic understands that it must bear the economic risk of an investment in the Senior Preferred Stock for an indefinite period of time because, among other reasons, the offering and sale of the Senior Preferred Stock, Class A-2 Units and Preferred Units have not been registered under the Securities Act and, therefore, cannot be sold unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available.

9

(b)                                 Bell Atlantic has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Senior Preferred Stock, Class A-2 Units and Preferred Units and is capable of bearing the economic risks of such investment, including a complete loss of its investment.  Bell Atlantic has not relied, in connection with this investment, upon any representations, warranties or agreements other than those set forth in this Agreement.

6.                                       Covenants.

The Company covenants and agrees as follows, with such covenants to be effective so long as, (i) in the case of Sections 6.1 through 6.6 and Section 6.13, any shares of Senior Preferred Stock or Debentures remain outstanding, and (ii) in the case of Sections 6.7 through 6.12, any shares of Senior Preferred Stock, Debentures, Warrants, Class A-2 Warrant Shares or Preferred Warrants Shares remain outstanding:

6.1                                 Distributions.  The Company will not declare or pay any Distributions, with respect to the Common Stock or any other capital stock of the Company ranking junior to the Senior Preferred Stock, so long as any shares of Senior Preferred Stock shall remain outstanding; provided, that, notwithstanding the terms of this Section 6.1, the Company shall be permitted to declare or pay any Distributions to be used (i) to repurchase or otherwise redeem, in an amount not to exceed $600,000 per annum and $2,400,000 in the aggregate during the term of this Agreement, equity interests of M&S LLC from former employees of the Company or any of its Subsidiaries pursuant to the terms of the LLC Agreement, written agreements between M&S LLC or any of its Subsidiaries and such employees or other employee compensation plans of M&S LLC and its Subsidiaries, (ii) to pay, in an amount not to exceed $2,660,000 in any fiscal year, costs and expenses incurred in the ordinary course of business as a holding company, including, without limitation, payment of administrative costs and expenses and reasonable out of pocket expenses incurred by members of the board of advisors of M&S LLC, or (iii) to make payments in connection with federal and state income taxes, franchise taxes and other similar licensing expenses incurred in the ordinary course of business.

6.2                                 Maintenance of Property; Insurance.  The Company and its Subsidiaries will keep all material tangible property necessary in its business in good working order and condition, ordinary wear and tear expected, except where failure to do so could not reasonably be expected to have a material adverse effect on the business, operations, or condition of the Company and its Subsidiaries taken as a whole, and will maintain insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies similarly situated or engaged in the same or a similar business.

6.3                                 Maintenance of Existence.  The Company and its Subsidiaries will preserve, renew and keep in full force and effect and in good standing their corporate existence and take all action reasonably necessary to maintain their rights, privileges, permits, and franchises necessary or desirable in the normal conduct of business; provided, that nothing in this Section 6.3 shall prohibit (a) the merger of any Subsidiary into the Company or the merger or consolidation of any Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary of the Company and if, in each case and after giving

10

effect thereto, no default under this Agreement shall have occurred and be continuing, (b) the termination of the corporate existence of any Subsidiary if the Company in good faith determines that such termination is in its best interest and is not materially disadvantageous to the Holders or (c) any transaction permitted under Section 6.4.  Nothing in this Section 6.3 shall be deemed to authorize any transaction expressly prohibited by any other section of this Agreement.

6.4                                 Ownership of Subsidiaries.  The Company shall, directly or through Subsidiaries, own all of the capital stock or beneficial interests of its Subsidiaries, except for capital stock or beneficial interests owned by Persons (other than Subsidiaries) who are not Affiliates of the Company or Affiliates of such Affiliates.

6.5                                 Compliance with Laws.  The Company and its Subsidiaries will comply with all applicable laws, rules, regulations and orders (including, without limitation, environmental laws, rules, regulations and orders and ERISA), other than such laws, rules, regulations and orders the failure to comply with which cannot reasonably be expected to have a material adverse effect on the business, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

6.6                                 Books and Records.  The Company and its Subsidiaries will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to their business and activities.

6.7                                 Legal Prohibitions.  No Holder shall be required by any provision of this Agreement to take any action prohibited by applicable law, including ERISA.  To the extent that the exercise of any right or the performance of any obligation by any Holder under this Agreement shall be prohibited by law, such Holder and the other parties hereto agree to cooperate in good faith in any reasonable and lawful alternative arrangements designed to provide such Holder or such other parties, as the case may be, the economic benefit from the exercise of such right or the performance of such obligation.

6.8                                 Monthly Reports.  The Company will furnish to each Holder as soon as practicable, and in any event within 30 days after the end of each month in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for each monthly accounting period, and consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as of the end of such monthly accounting period, setting forth in each case comparisons to the corresponding period in the preceding fiscal year.  M&S LLC will furnish to each holder of Warrants as soon as practicable, and in any event within 30 days after such financial statements become available, those certain financial statements of M&S LLC produced by M&S LLC in the ordinary course of business.

6.9                                 Other Information; etc.  From time to time upon reasonable request of a Holder (so long as such Person holds any of the issued and outstanding shares of Senior Preferred Stock or Debentures), the Company will furnish to such Holder (or its designated representative) such information regarding the business of the Company and its Subsidiaries as such Holder or its representative may reasonably request.  Each Holder and its representatives

11

shall have the right during normal business hours to visit and inspect (in a manner so as not to unreasonably disrupt the operations of the Company and its Subsidiaries) any of the properties of the Company or any of its Subsidiaries, to make an independent examination of the books and records of the Company or any of its Subsidiaries, to make copies, notes and abstracts therefrom, and to discuss their business, affairs and financial condition with the officers, employees and accountants of the Company or any of its Subsidiaries.

6.10                           Plan Assets.  The Company shall take all actions necessary to allow it to continue to constitute an Operating Company, or otherwise not to cause any of the underlying assets of the Company or any of its Subsidiaries to be deemed “Plan Assets” with respect to Bell Atlantic.

6.11                           Rules 144 and 144A.  So long as the Company shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of a Holder or upon the request of any Person designated by a Holder as a prospective purchaser of securities of the Company from such Holder, furnish in writing to such Holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company’s most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, provided, that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and if such balance sheet is not as of a date less than 6 months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or if the Company is not required to file such reports, will, upon the request of any Holder, make publicly available other information) and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell securities of the Company without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.  Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 6.11.  The Company, upon written request, will cooperate with and assist any Holder or any member of the National Association of Securities Dealers, Inc. system for Private Offering Resales and Trading through Automated Linkages (“PORTAL”) in applying to designate and thereafter maintaining the eligibility of the Company’s securities for trading through PORTAL.

12

6.12                           Transactions with Affiliates.  Except as set forth on Schedule 6.12, neither the Company nor any Subsidiary will enter into any transaction with any Affiliate of the Company or any Subsidiary or with any Affiliate of any such Affiliate, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than could be obtained at the time of such transaction in a comparable arm’s-length transaction with a Person that is not such an Affiliate.  Transactions between the Company and Subsidiaries or between Subsidiaries or with employees of the Company and Subsidiaries in the ordinary course of business shall not be subject to this Section 6.12.

6.13                           Maximum Leverage Ratio.  At the end of each fiscal quarter, the Leverage Ratio for the Reference Period then ended shall not exceed a ratio of 4.5:1.0.  “Leverage Ratio” and “Reference Period” shall have the respective meanings given to such terms in the Credit Agreement, as such agreement is in effect as of the date hereof.

7.                                       Put Rights; Related Company Redemption Right.

(a)                                  In connection with a Change in Control, each Holder shall have the right to require the Company to repurchase all or any portion of the shares of Senior Preferred Stock or of the Debentures, if any, held by such Holder at the Put Price (the “Put”) by delivering a written notice to the Company specifying the number of shares of Senior Preferred Stock or principal amount of Debentures to be purchased by the Company (the “Put Notice”), which notice when given shall be irrevocable; provided, that, if and to the extent such repurchase is prohibited by or would result in a default under the terms of the Guaranty or the Credit Agreement, such Holder may not exercise its rights to require such repurchase hereunder.  The Put Price for shares of Senior Preferred Stock shall be $1,000 per share (or a proportionate fraction thereof for fractional shares, if any) for the shares to be sold plus an amount equal to dividends (whether or not declared) accrued and unpaid thereon to the date such shares are so purchased plus any Catch-Up Dividends applicable to such shares.  The Put Price for each Debenture to be sold shall be the principal amount plus accrued and unpaid interest thereon to the date such Debenture is so purchased.  The Put Notice shall be given within 30 days after the Company has given written notice to such Holder of the impending Change in Control, which such notice must be provided no later than 45 days prior to any Change in Control.  At the Put closing, such Holder shall deliver to the Company certificates representing the shares and/or Debentures to be sold and the Company shall deliver the applicable payment by cashier’s or certified check payable to such Holder or by wire transfer of immediately available funds to an account designated by such Holder and, if less than all shares or Debentures held by such Holder are being sold to the Company, new shares or Debenture certificates representing the unsold portion of any certificates so surrendered, as applicable.

(b)                                 The Company agrees that it will not effect any Change in Control unless the Put Price for all shares of Senior Preferred Stock and/or Debentures subject to and designated in each Put Notice given by a Holder is simultaneously paid to the Holder against surrender of stock or Debenture certificates therefor as provided above.  The Company agrees that notwithstanding any provisions in the Debentures, including the terms of the subordination thereof, the Company will not effect any Change in Control unless the exercise by any Holder of its Put rights, including the receipt and retention of the Put Price by such Holder and the payment by the Company thereof, are then permitted without conflict with or violation of any agreement

13

or instrument (including, without limitation, the Guaranty or the Credit Agreement) applicable to the Company or any of its Subsidiaries or any term of the Senior Preferred Stock or the Debentures.

(c)                                  The Company may, at its option, if permitted under the terms of the Guaranty and the Credit Agreement, redeem any issued and outstanding shares of Senior Preferred or Debentures (not otherwise redeemed at the option of Bell Atlantic pursuant to the Put Notice) at the applicable Put Price by giving written notice of such redemption to the Holders of such Senior Preferred Stock or Debentures at least 10 days prior to the Change in Control.  Such redemption shall be effected at the Put closing in accordance with the procedures set forth in Section 7(a).

8.                                       Conditions Precedent.

The obligation of Bell Atlantic to consummate the Closing hereunder shall be subject to the satisfaction, prior to or substantially contemporaneously with the Closing, of the following conditions, the compliance with which, or the occurrence of which, may be waived in whole or in part by Bell Atlantic in writing:

(a)                                  Legal Opinions.  Bell Atlantic shall have received from Kirkland & Ellis an opinion dated the date of the Closing in form and substance reasonably satisfactory to Bell Atlantic.

(b)                                 Representations, Warranties and Conditions; Officers’ Certificate.  The representations and warranties of each of the Company and M&S LLC contained herein shall be true and correct in all material respects on and as of the Closing.  Bell Atlantic shall have received as of Closing a certificate of each of the Company and M&S LLC executed on its behalf by its President or chief financial officer to these effects and to the effect that the conditions specified in this Section 8(b) have been satisfied and each of the Company and M&S LLC has performed and complied with all agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)                                  General.  All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Bell Atlantic (Bell Atlantic agrees that the forms of this Agreement and the exhibits thereto provided to it at the closing are so satisfactory), and Bell Atlantic shall have received counterpart original, or certified or other copies, of all documents, including records of corporate proceedings and opinions of counsel, that it may have requested in connection therewith.

(d)                                 McCormick & Schmick Acquisition.  The Asset Purchase Agreement, dated as of June 7, 2001, by and among Avado Brands, Inc., McCormick & Schmick Acquisition Corp. (“Acquisition Corp.”) and certain other parties thereto (as in effect from time to time, the “Asset Purchase Agreement”), shall be in full force and effect and all conditions to the obligations of Acquisition Corp. under the Asset Purchase Agreement shall have been satisfied or waived pursuant to the terms therein, and the acquisition contemplated by the Asset Purchase Agreement shall be consummated concurrently with the Closing.

14

(e)                                  Bank Agreement.  BRS and CHP shall have received oral confirmation from the senior lenders under the Credit Agreement (together with all other “Loan Documents” (as defined therein), as in effect from time to time, the “Bank Agreement”), that such lenders are prepared to enter into the Bank Agreement, and close the transactions contemplated by the Bank Agreement concurrently with the transactions contemplated hereby, on terms and conditions satisfactory to BRS and CHP.

9.                                       Miscellaneous.

9.1                                 Binding Effect; Legend.  The provisions of this Agreement shall be binding upon the parties hereto and their respective successors and assigns.  For all purposes of this Agreement, the term “Bell Atlantic” shall include any successor entity acting on behalf of The Bell Atlantic Master Trust.  Neither Bell Atlantic nor any subsequent Holder shall transfer any Senior Preferred Stock unless the transferee (other than a transferee in a Public Sale) agrees to be bound by the provisions of Section 5 of this Agreement, this Section 9.1 and Section 5 of the Debentures (to the extent applicable), and each certificate of Senior Preferred Stock shall contain a legend to such effect.

15

9.2                                 Amendment.  This Agreement may be amended or provisions thereof waived only by a written instrument signed by the Company and the Majority Holders; provided, that, (i) Sections 6.1 through 6.6 and Section 6.13 may be amended or waived by a written instrument signed by the Company and the Majority Holders of any outstanding Senior Preferred Stock and any outstanding Debentures; (ii) Sections 6.7 through 6.12 may be amended or waived by a written instrument signed by the Company and the Majority Holders of any outstanding Senior Preferred Stock, any outstanding Debentures, any outstanding Class A-2 Warrant Shares and any outstanding Preferred Warrant Shares; and (iii) Section 7 may be amended or waived by a written instrument signed by the Company and the Majority Holders of any outstanding Senior Preferred Stock and any outstanding Debentures.

9.3                                 Notices.  All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally, by telecopier or sent by registered or certified mail, return receipt requested, postage prepaid and when received if delivered otherwise, to the party to whom it is directed:

(a)                                  If to the Company, to it at the following address:

c/o Castle Harlan Partners III, L.P.

150 East 58th Street

New York, New York 10155

Attention:                                         David B. Pittaway

Facsimile:                                            (212) 207-8042

with copies to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention:                                         Marc Weingarten

Michael R. Littenberg

Facsimile:                                            (212) 593-5955

Kirkland & Ellis

153 East 53rd Street

New York, New York 10022

Attention:                                         Kimberly P. Taylor

Facsimile:                                            (212) 446-4900

16

(b)                                 If to Bell Atlantic, to it at the following address:

c/o Mellon Bank, N.A.

One Mellon Bank Center

Room 3346

Pittsburgh, Pennsylvania 15258-001

Attention:                                         Francis Walton

Facsimile:                                            (412) 236-4225

with copies to:

Ropes & Gray

One International Place

Boston, Massachusetts 02110

Attention:                                         Ann Milner

Facsimile:                                            (617) 951-7050

Verizon Investment Management Corp.

695 Main Street

Suite 600

Stamford, Connecticut 06901

Attention:                                         Conrad Francis

Facsimile:                                            (203) 965-3300

Verizon Investment Management Corp.

695 Main Street

Suite 600

Stamford, Connecticut 06901

Attention:                                         Bruce Franzese

Facsimile:                                            (203) 965-2243

or at such other address or addresses as the parties hereto shall have specified by notice in writing to the other parties (provided, that, such notice of change of address shall be deemed to have been duly given only when actually received).

(c)                                  If to any other holder of record of any Senior Preferred Stock, Debentures or Warrants, to it at its address set forth in the register therefor to be maintained by the Company.

17

9.4                                 Applicable Law.  The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

9.5                                 Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter.

9.6                                 Descriptive Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

9.7                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

9.8                                 Specific Performance; Holders, Remedies.  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the United States District Court for the District of New York, or in the event such Court shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such action.  The parties hereto consent to personal jurisdiction in any such action brought in the United States District Court for the Southern District of New York or any such other court.

9.9                                 Survival of Covenants.  All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to a party pursuant hereto or in connection herewith shall survive the execution and delivery to such party of this Agreement and of the Closing hereunder.

9.10                           Expenses.  The Company agrees to pay, on demand, all expenses in connection with the transactions contemplated hereunder and operations hereunder, including without limitation (a) payment by wire transfer at the closing hereunder of the reasonable fees and expenses of Ropes & Gray, special counsel to Bell Atlantic, arising in connection with the preparation, negotiation and execution of this Agreement, the agreements related hereto, and the consummation of the transactions contemplated hereby and thereby, (b) the out-of-pocket expenses incurred by Bell Atlantic in connection with the investigation and consummation of such transactions, (c) any taxes, including recording or filing fees and transfer and documentary stamp and similar taxes, payable in respect of execution and delivery of this Agreement and any of the agreements related hereto, all expenses (including enforcement, reasonable attorneys, fees

18

and expenses) incurred in respect of the exercise or performance, or the preservation or enforcement, of any right granted to Bell Atlantic, and the consideration of any legal questions relevant thereto and (d) all expenses (including reasonable attorneys’ fees and expenses) in connection with any amendments or waivers (whether or not the same become effective) of this Agreement and any of the agreements related hereto.

9.11                           Legend.  Each certificate for Senior Preferred Stock shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON AUGUST 22, 2001, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF AUGUST 22, 2001, BY AND AMONG THE ISSUER (THE “COMPANY”), MCCORMICK & SCHMICK HOLDINGS LLC, AND A CERTAIN INVESTOR, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.  A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

*  *  *  *  *

19

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MCCORMICK & SCHMICK ACQUISITION CORP. II

By:	/s/ DOUGLAS L. SCHMICK
	Name:	Douglas L. Schmick
	Title:	President

MELLON BANK, NA., solely in its capacity as Trustee for The Bell Atlantic Master Trust (as directed by Verizon Investment Management Corp.), and not in its individual capacity

By:	/s/ CAROLE BRUNO
	Name:	Carole Bruno
	Title:	Authorized Signatory

McCORMICK & SCHMICK HOLDINGS LLC

By:	/s/ DOUGLAS L. SCHMICK
	Name:	Douglas L. Schmick
	Title:	President

Exhibit B

THE DEBENTURES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION.  THE DEBENTURES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF AUGUST 22, 2001, BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE DEBENTURES.  A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

McCORMICK & SCHMICK ACQUISITION CORP. II

13% SUBORDINATED EXCHANGE DEBENTURE DUE AUGUST 22, 2011

No.	[DATE]

McCORMICK & SCHMICK ACQUISITION CORP. II, a Delaware corporation (the “Company,” which term includes any successor corporation), for value received, promises to pay to                     , the principal sum of                      dollars ($                    ) together with accrued and unpaid interest thereon, on August 22, 2011, in accordance with the provisions set forth below.  See paragraph 4 herein for certain definitions.

1.                                       Interest.  The Company promises to pay (in cash or PIK Debentures (as more fully described below) at the option of the Company) interest, at the rate of 13% per annum (increasing to 15% on any overdue principal and, to the extent legally permitted, overdue interest) semi-annually on any unpaid principal amount (or PIK Debentures) on August 31 and February 28 of each year (except that if such interest payment date is not a Business Day then such interest will be payable on the preceding Business Day), commencing on [insert date of exchange] (or with respect to PIK Debentures, the interest payment date upon which such PIK Debentures were issued), until payment of the applicable principal amount has been made or duly provided for.  Interest on the Debentures shall be computed on the basis of a 360-day year.  For purposes of this Debenture, interest shall accrue to the extent necessary so that the amount of interest paid or accrued on the principal amount hereof from the original issue date of the Debentures to the accrual determination date shall equal the amount of interest which a holder of this Debenture would have received on this Debenture and on all PIK Debentures traceable to this Debenture directly or by reason of PIK Debentures payable as interest on such PIK Debentures, had the Company made timely payment of all PIK Interest from such issue date (except that no interest shall accrue with respect to any interest payments made in cash).

The Company may issue additional Debentures, dated the date of the applicable interest payment date (the “PIK Debentures”) in an aggregate principal amount of the amount of interest then due, and the timely issuance of such PIK Debentures shall constitute full payment of such interest.  In no event shall an election by the Company either to pay interest in cash on the Debentures or to issue PIK Debentures as payment of interest, in whole or in part, on any interest payment date preclude the Company from electing either such alternative in respect of all or any portion of interest accruing on the Debentures on any subsequent interest payment date, except that if the Company shall default in the payment of interest for more than thirty (30) days, it shall be deemed to have made an irrevocable election to pay in PIK Debentures all interest then payable with respect to this Debenture and all interest thereafter accruing on such amount.  Each issuance of PIK Debentures shall be made pro rata in respect to the outstanding Debentures.  If any payment of interest on the Debentures to be made, in whole or in part, by the issuance of PIK Debentures would result in the issuance of PIK Debentures in any denomination of less than $1,000, the Company may at its option pay cash in lieu of issuing such Debentures.  All PIK Debentures shall be subject to the same terms as this Debenture (except with respect to the issuance date and aggregate principal amount).  The term Debentures shall include PIK Debentures that may be issued hereunder.

2.                                       Method of Payment.  The interest so payable on any August 31 and February 28 will be paid to the Holder in whose name this Debenture is registered on the Debenture register at the close of business on the August 15 or February 15 preceding such August 31 or February 28, whether or not such August 15 or February 15 is a Business Day and may, at the option of the Company, be paid by PIK Debentures and/or check mailed to such registered Holders.  Holders must surrender Debentures to the Company to collect principal payments.  The Company will pay principal and any cash interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  The Company may pay principal by check payable in such money.

3.                                       Denominations, Transfer, Exchange.  The Debentures are issuable only in fully registered form without coupons and as certificated Debentures in any denominations.  The transfer of Debentures may be registered, and Debentures may be exchanged.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law.  The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption.  Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

4.                                       Definitions.  The following terms shall have the respective meanings specified below.

“Board of Directors” means the board of directors of the Company or any authorized committee of the Board of Directors.

“Business Day” means a day that is not a Legal Holiday.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

“Change in Control” shall mean any of the following:  (i) a majority of the board of advisors of McCormick & Schmick Holdings LLC (“M&S LLC”) shall be comprised of persons other than designees of Bruckmann, Rosser, Sherrill & Co. II, L.P. (“BRS”) and/or Castle Harlan Partners III, L.P. (“CHP”), (ii) BRS, CHP, and their respective controlled Affiliates, affiliated management companies and employees, in the aggregate, shall cease to own (directly or indirectly) (a) Common Units of M&S LLC (or its successor) representing 51% or more (40% or more if an underwritten initial public offering of the Common Units of M&S LLC or its successor has been consummated) of the Common Units of M&S LLC (or its successor), or (b) common stock of the Company representing 51% or more (40% or more if an underwritten public offering of the common stock of the Company has been consummated) of the common stock of the Company.  For purposes of this definition, BRS shall be deemed to no longer own the equity securities of M&S LLC in the event that BRSE LLC (or an entity controlling, controlled by or under common control with BRSE LLC) shall cease to be the sole general partner of BRS, and CHP shall be deemed to no longer own the equity securities of M&S LLC in the event that Castle Harlan Partners III GP, Inc. (or an entity controlling, controlled by or under common control with Castle Harlan Partners III GP, Inc.) shall cease to be the sole general partner of CHP.

“Common Units” means the Class A-1 Common Units, Class A-2 Common Units and Class B Common Units of M&S LLC, and excluding any Class C Common Units of M&S LLC.

“Company” means the party named as such above until a successor replaces it in accordance with this Debenture and thereafter means the successor.

“Debentures” means the Company’s 13% Subordinated Exchange Debentures due August 22, 2011 described herein, including any PIK Debentures, in each case as amended, restated, supplemented or modified and in effect from time to time.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Designated Senior Indebtedness” means Senior Indebtedness described in clause (i) of the definition of Senior Indebtedness.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Debentureholder” means a Person in whose name a Debenture is registered.

“Indebtedness” means all principal, interest, fees, costs and expenses and reimbursements and indemnity obligations arising in respect of (i) any liability of any Person (A) for borrowed money, or (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation and a letter of credit) whether issued in connection with the acquisition of any property, assets (other than inventory or similar property acquired in the ordinary course of business) or securities, or otherwise, (ii) any liability of others described in the preceding clause (i) which a Person has guaranteed or is otherwise its legal liability and (iii) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in New York, New York.

“Officer” means any of the President, Chief Executive Officer, Vice President, Controller, Secretary or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company or of any other obligor upon the Debentures, as the case may be.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

The “principal” of a debt security (including the Debentures) means the principal of the security plus the premium, if any, on the security.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Agent” means Fleet National Bank in its capacity as Administrative Agent for itself and the other holders of the Designated Senior Indebtedness, including its successors and assigns and any other agent designated by notice to the Company by holders of more than 66 2/3% of the principal amount of the Designated Senior Indebtedness.

“Senior Indebtedness” means (i) Indebtedness and other monetary obligations (including, without limitation, principal, interest, fees, costs, enforcement expenses (including legal fees, disbursements and collateral protection expenses) and other reimbursement or indemnity obligations arising at any time) under that certain Revolving Credit and Term Loan Agreement, dated as of August 22, 2001, among McCormick & Schmick Acquisition Corp., McCormick & Schmick Restaurant Corp., McCormick & Schmick Maryland Liquor, Inc., McCormick & Schmick Acquisition I Texas, Inc., McCormick & Schmick Acquisition II Texas, Inc., McCormick & Schmick Acquisition Texas LP, McCormick & Schmick Acquisition III Texas, Inc.  (as Borrowers), the Lenders listed on Schedule I thereto, Fleet National Bank, as Administrative Agent, SunTrust Bank, as Syndication Agent, and IBJ Whitehall Bank & Trust Company, as Documentation Agent, as from time to time amended, extended, modified, supplemented, refinanced or restated from time to time, and Indebtedness and other monetary obligations of the Company under the Guaranty, dated as of August 22, 2001, issued by the Company for the benefit of such Administrative Agent and such Lenders, pursuant to which the Company guaranteed the obligations of its Subsidiaries under such Credit Agreement, and (ii) any other Indebtedness of the Company or its Subsidiaries the terms of which expressly specify such Indebtedness to be Senior Indebtedness for purposes of the Debentures.  It is expressly acknowledged and agreed that the amount of Senior Indebtedness may be increased, the term thereof may be extended or shortened, and the provisions thereof may be amended, modified or restated in any respect.  Senior Indebtedness shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Company or any of its Subsidiaries of any petition under the federal Bankruptcy Code or any other Bankruptcy Law regardless of whether a claim therefor is allowed or allowable in the case or proceeding relating thereto.

“Subordinated Debt Documents” means the Debentures, the PIK Debentures, and any and all other documents or instruments evidencing or guarantying or securing directly or indirectly any of the Subordinated Indebtedness, whether now existing or hereafter created.

“Subordinated Indebtedness” means all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations created or evidenced by the Debentures or any other Subordinated Debt Documents, including all interest accruing thereon or out of pocket costs or expenses incurred with respect thereto after the date of any filing by or against the Company or any of its Subsidiaries of any petition under the federal Bankruptcy Code or any other Bankruptcy Law.

“Subsidiary” of a Person means (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned or controlled, directly or indirectly, by such Person or (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

4.1                                 Other Definitions

Terms	Defined in Paragraph
“Bankruptcy Law”	11.1
“Custodian”	11.1
“Event of Default”	11.1
“PIK Debentures”	1

4.2                                 Rules of Construction.  Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  “or” is not exclusive;

(3)                                  words in the singular include the plural, and in the plural include the singular; and

(4)                                  provisions apply to successive events and transactions.

5.                                       Subordination.

5.1                                 Debentures Subordinated to Senior Indebtedness.  The Company covenants and agrees, for itself and its successors and assigns, and each Holder of any Debenture, by its acceptance thereof, shall be deemed to have agreed, that the Subordinated Indebtedness and the Subordinated Debt Documents shall be and hereby are subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior irrevocable payment in full in cash of all Senior Indebtedness and termination of all lending commitments (including provision of cash collateral for contingent obligations in respect of letters of credit, if applicable), and that each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Section 5.

5.2                                 Debentures Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation, Reorganization, Etc.  Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities to creditors of the Company, by reason of any liquidation, dissolution or other winding up of the Company or by reason of any sale, receivership, insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any other proceeding by or against the Company for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, or upon an assignment for the benefit of creditors of the Company, then in such event:

(i)                                     the holders of Senior Indebtedness shall be entitled to receive irrevocable payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness (including provision of cash collateral in respect of letters of credit, if applicable), before any payments are made on account of or applied on the Subordinated Indebtedness;

(ii)                                  any payment or distribution of assets of the Company or any of its Subsidiaries of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other Person provided for by a plan of reorganization, arrangement, adjustment, composition, recapitalization or readjustment, or other securities (including, without limitation, equity securities), in each case the payment of which is subordinate, at least to the extent provided in this Section 5 with respect to the Subordinated Indebtedness, to the payment of all Senior Indebtedness and to the payment of all securities issued in exchange therefor to holders of Senior Indebtedness and which do not mature or become subject to mandatory redemption prior to the maturity of any Senior Indebtedness, to which the Holders of the Subordinated Indebtedness would be entitled except for the provisions of this Section 5, shall be paid or delivered by any debtor, custodian or other Person making such payment or distribution, directly to the Senior Agent or other designated agent (and, if there shall be a holder of Senior Indebtedness for which no Person is a designated agent, directly to such holder), for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision thereof, to the holders of Senior Indebtedness; and

(iii)                               in the event that, notwithstanding the foregoing provisions of this Section 5.2, any payment or distribution of assets of the Company or any of its Subsidiaries of any kind or character, whether in cash, property or securities (other than securities permitted to be received by the Holders of the Subordinated Indebtedness pursuant to Section 5.2(ii)), shall be received by any Holder of the Subordinated Indebtedness before all Senior Indebtedness is irrevocably paid in full in cash (including provision of cash collateral for any contingent obligations in respect of letters of credit, if any), such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such Holder to the Senior Agent or other designated agents (and, if there shall be a holder of Senior Indebtedness for which no Person is a designated agent, directly to such holder), for application to the payment of all Senior Indebtedness remaining unpaid, ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness to the extent necessary to pay all Senior Indebtedness in full in cash and provide cash collateral for any letters of credit, if any, after giving effect to any concurrent payment or distribution, or provision thereof, to the holders of Senior Indebtedness.

The Company shall give prompt notice to each Holder of outstanding Debentures of any dissolution, winding-up, liquidation or reorganization of the Company.

Upon any distribution referred to in this Section 5 of the assets of the Company, the Holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of a designated agent or a liquidating trustee or other Person making any distribution to such Holders in connection with such proceeding, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.

5.3                                 Subordinated Debt Voting Rights.  At any meeting of creditors of the Company or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Company for relief under the federal Bankruptcy Code or any other Bankruptcy Law, the Holders of the Subordinated Indebtedness shall retain the right to vote and otherwise act with respect to the Subordinated Indebtedness (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Holders of the Subordinated Indebtedness shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Indebtedness established in any instruments or agreements creating or evidencing any of the Senior Indebtedness with respect to any of such collateral or guaranties or (iii) the obligations and agreements of the Holders of the Subordinated Indebtedness set forth in this Debenture.  If the Holders of the Subordinated Indebtedness fail to file proof of their claims prior to 14 days before the expiration of the time period during which such claims must be submitted, the Senior Agent or any designated agent for the holders of the Senior Indebtedness shall be authorized and entitled to file a proof of claim on behalf of such Holders of Subordinated Indebtedness.

5.4                                 No Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

(a)                                  No payment in respect of the Subordinated Indebtedness (other than the issuance of PIK Debentures) shall be made by or on behalf of the Company (and no acceleration of the Subordinated Indebtedness other than pursuant to Sections 11.1(4), 11.1(5) and 11.1(6) hereof or any other exercise of remedies by any Holder of Subordinated Indebtedness) may be made, if, at the time of such payment, acceleration or exercise or immediately after giving effect thereto, (i) a default in the payment when due (whether at the maturity thereof, or upon acceleration of maturity or otherwise) of any amounts payable with respect to Senior Indebtedness shall have occurred, and such default shall not have been cured or waived in accordance with the terms of the relevant agreements and instruments pursuant to which Senior Indebtedness shall have been created or incurred; or (ii) subject to the last sentence of this Section 5.4(a), (x) the Company shall have a received written notice from the Senior Agent of the occurrence of any other default in respect of Senior Indebtedness which, under the terms of the agreement and instruments pursuant to which such Senior Indebtedness shall have been created or incurred, shall permit the holders of such Senior Indebtedness (immediately or with the giving of notice or the passage of time or both) to accelerate the maturity thereof and specifying that a Payment Bar Period (as defined below) is in effect, and (y) such default shall not have been cured or waived in accordance with the terms of such agreements and instruments (any period during which no payment or remedies in respect of the Subordinated Indebtedness or any judgment with respect thereto may be made or exercised by reason of the application of this clause (ii) being hereinafter called a “Payment Bar Period”).  The Company shall forthwith upon receipt of such notice, and in any event no later than 10 days after receipt thereof, provide a copy of such notice to each Holder of Subordinated Indebtedness.  Notwithstanding any provision of this Section 5.4(a) to the contrary, (I) no Payment Bar Period may continue for no more than 180 days, (II) there shall not be more than one Payment Bar Period during any period of 365 consecutive days and (III) no default existing on the date any notice is given pursuant to clause (ii)(x) of this Section 5.4(a) shall, unless the same shall have ceased to exist for a period of at least 30 consecutive days otherwise than by waiver, be used as a basis for any subsequent such notice.

(b)                                 In the event that, notwithstanding the foregoing, the Company shall make any payment to any Holder of Subordinated Indebtedness prohibited by the foregoing provisions of this Section 5.4, then and in such event, such payment shall be held in trust for the benefit of the holders of Senior Indebtedness and, upon receipt by such Holder of notice from the Company or from the Senior Agent or any other designated agent, shall be immediately paid over and delivered to the Senior Agent or other designated agent in accordance with and for application as contemplated by Section 5.2(iii).

(c)                                  Following any acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded and unannulled, such Senior Indebtedness shall first be irrevocably paid in full in cash (including provision for cash collateral for contingent obligations in respect of letters of credit, if any) before any payment is made on account of or applied to the Subordinated Indebtedness.

(d)                                 The Company shall give prompt written notice to each holder of outstanding Subordinated Indebtedness of any default in respect of Senior Indebtedness referred to in subsection (a) of this Section 5.4, but the failure or delay of the Company to give such notice shall not affect the rights of the holders of Senior Indebtedness hereunder.

5.5                                 Holders of Subordinated Indebtedness to be Subrogated to Rights of Holders of Senior Indebtedness.  Subject to the irrevocable payment in full in cash of all Senior Indebtedness (including provision of cash collateral for contingent obligations in respect of letters of credit, if any), the Holders of Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of, and interest and prepayment charge (if any) on, and all other amounts payable in respect of, Subordinated Indebtedness shall be paid in full, and for purposes of such subrogation, no payment or distribution to the holders of the Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders of Subordinated Indebtedness would be entitled to but for this Section 5, and no payment pursuant to the provisions of this Section 5 to the holders of the Senior Indebtedness by the Holders of the Subordinated Indebtedness shall, as between the Company, its creditors (other than the holders of the Senior Indebtedness and the Holders of the Subordinated Indebtedness), be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders of Subordinated Indebtedness, on the one hand, and the holders of Senior Indebtedness, on the other hand.

5.6                                 Obligations of the Company Unconditional.  Nothing contained in this Section 5 is intended to or shall impair, as among the Company and its creditors (other than the holders of Senior Indebtedness) and the Holders of Subordinated Indebtedness, the obligations of the Company to the Holders of Subordinated Indebtedness to pay any Subordinated Indebtedness as and when such Subordinated Indebtedness shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of Subordinated Indebtedness and creditors of the Company (other than the holders of Senior Indebtedness), nor shall anything herein or therein prevent any Holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Debenture, subject to the provisions of Section 5 and subject to the rights, if any, under this Section 5 of the holders of Senior Indebtedness in respect to assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy.

Nothing contained in this Section 5 or elsewhere in this Agreement shall, except during the pendency of any dissolution, winding-up, liquidation, reorganization, adjustment, composition, or adjustment of the Company, affect the obligation of the Company to make, or prevent the Company from making, at any time (except under the circumstances described in Section 5.4), payment of any amounts in respect of Subordinated Indebtedness.

5.7                                 Holders of Subordinated Indebtedness Entitled to Assume Payments Not Prohibited in Absence of Notice.  No Holder of Subordinated Indebtedness shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such Holder shall have received written notice thereof from the Company, the Senior Agent or any other designated agent (or, if there shall be a holder of Senior Indebtedness for which no Person is a designated agent, from such holder); and prior to the receipt of any such written notice each such Holder of Subordinated Indebtedness shall be entitled to assume conclusively that no such facts exist, without, however, limiting any rights of holders of Senior Indebtedness under this Section 5 to recover from the Holders of Subordinated Indebtedness any payment made to any such Holder which it is not entitled under this Section 5 to retain.

Each Holder of Subordinated Indebtedness shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be the Senior Agent, a designated agent or a holder of Senior Indebtedness to establish that such notice has been given by the Senior Agent, a designated agent or a holder of Senior Indebtedness.

5.8                                 Effect of Failure to Pay Debentures.  The fact that failure to make any payment on account of Debentures is by reason of the operation of any provision of this Section 5 shall not be construed as preventing the occurrence of an Event of Default under this Debenture.

5.9                                 Company to Send Copies of Notice.  The Company will promptly send to the Senior Agent, any other designated agent, each holder of Senior Indebtedness for which no Person is a designated agent, and each Holder of Subordinated Indebtedness a copy of each notice given to the Company under this Section 5.

5.10                           Amendments of Section 5.  The provisions of this Section 5 and each of the defined terms incorporated herein (including, without limitation, the definition of “Senior Indebtedness,” “Subordinated Indebtedness,” “Subordinated Debt Documents,” and “Designated Senior Indebtedness,” may only be amended or waived by the written consent of Holders of at least a majority in principal amount of all Subordinated Indebtedness then outstanding and the holders of at least 66 2/3% of the principal amount of the Designated Senior Indebtedness, or if no Designated Senior Indebtedness is outstanding, the holders of at least 50% of the principal amount of all Senior Indebtedness at the time outstanding.

5.11                           Voided Payments.  To the extent that the Company or any of its Subsidiaries or any guarantor of or provider of collateral for the Senior Indebtedness makes any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made.  To the extent that any Holder of the Subordinated Indebtedness has received any payments with respect to the Subordinated Indebtedness subsequent to the date of initial receipt by the holders of Senior Indebtedness of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, each Holder of the Subordinated Indebtedness shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the holders of Senior Indebtedness, and each Holder of the Subordinated Indebtedness shall pay to holders of the Senior Indebtedness upon demand, the full amount so received by the Holder of the Subordinated Indebtedness during such period of time to the extent necessary fully to restore to holders of the Senior Indebtedness the amount of such Voided Payment.

5.12                           Holders of Senior Indebtedness.  The terms of this Section 5 are for the benefit of, and may be relied upon by, the holders of Senior Indebtedness.

6.                                       Redemption.

6.1                                 Redemption.

(i)                                     The Company, at its option and to the extent permitted by the terms of any Senior Indebtedness, may redeem pro rata, out of funds legally available therefor, in whole or in part, the Debentures, for cash at a redemption price equal to the redemption prices set forth below (expressed as percentages of the principal amount), together with accrued and unpaid interest to the redemption date (subject to the right of the Holder of Debentures on a record date for the payment of interest on Debentures to receive the interest due on such Debentures on the corresponding interest payment date, if such interest payment date is prior to the date set for redemption), if redeemed during the 12-month period beginning August 22 of the years indicated below:

2001	110%
2002	109%
2003	108%
2004	107%
2005	106%
2006	104%
2007	103%
2008	102%
2009	101%
2010	100%

(ii)                                  The Company may, at its option and to the extent permitted by the terms of the Senior Indebtedness, redeem out of funds legally available therefor, in whole or in part, all Debentures then outstanding at the outstanding principal amount thereof, together with accrued and unpaid interest to the redemption date, simultaneously with the occurrence of any of the following events:

(A) the closing of an underwritten initial public offering of the common units of M&S LLC, or of the capital stock of its successor or any of its subsidiaries, pursuant to an effective registration statement under the Securities Act; provided, that, in the event of an initial public offering of any of the subsidiaries of M&S LLC, this Clause (A) shall only take effect if the subsidiary (or subsidiaries) which is (are) the subject of such initial public offering represents at least 75% of the consolidated assets of M&S LLC;

(B) a sale of the Company to a person and/or entity or group of persons and/or entities pursuant to which such person or entity or group of persons or entities directly or indirectly acquires (i) a number of shares of the Common Stock which represents a majority of the outstanding shares of the Common Stock (whether pursuant to the sale of shares of the Common Stock or by merger, consolidation or otherwise) or (ii) all or substantially all of the property or assets of the Company; or

(C) a Change of Control shall have occurred.

In case of the redemption of less than all of the then outstanding Debentures, the Company shall select the Debentures to be redeemed pro rata.

6.2                                 Redemption Procedures.  Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each Holder of Debentures to be redeemed, at such Holder’s address as it shall appear upon the stock transfer books of the Company.  Each such notice of redemption shall specify the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the Debentures to be redeemed.

Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the Holders of any Debentures designated for redemption shall not affect the validity of the proceedings for the redemption of any other Debenture.  On or after the date fixed for redemption as stated in such notice, each Holder of the Debentures called for redemption shall surrender such Debentures to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.  Upon surrender of a Debenture that is redeemed in part, a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered shall be issued to the Holder.  If such notice of redemption shall have been so mailed and if, on or prior to the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the account of the Holders of the Debentures so to be redeemed (so as to be and continue to be available therefor), then on and after the redemption date, notwithstanding that any certificate for the Debentures so called for redemption shall not have been surrendered for cancellation, all Debentures with respect to which such notice shall have been mailed and such funds which shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such Debentures so called for redemption shall forthwith cease and terminate, except the right of the Holders thereof to receive the amount payable on redemption thereof (including an amount equal to accrued and unpaid interest to the redemption date) without interest thereon.  However, if such notice of redemption shall have been so mailed and if, prior to the redemption date specified in such notice, all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the Debentures so to be redeemed (so as to be and continue to be available therefor), with a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the Securities and Exchange Commission) authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority, then, upon the making of such irrevocable deposit and without awaiting the redemption date, all Debentures with respect to which such notice shall have been so mailed and such funds which shall have been so irrevocably deposited shall be deemed to be no longer outstanding, and all rights with respect to such Debentures so called for redemption shall forthwith cease and terminate except the right of the Holders thereof on or after the redemption date to receive out of the funds so irrevocably deposited in trust the amount payable upon redemption thereof (including an amount equal to accrued and unpaid interest to the redemption date) without interest thereon.

The Holder of any Debenture redeemed upon any exercise of the Company’s redemption right shall not be entitled to receive payment of the redemption price for such Debentures until such Holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the Debentures to be redeemed and (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such Debentures to the Company free of any adverse interest.  No interest shall accrue on any Debentures after its redemption date.

7.                                       Persons Deemed Owners.  The registered Holder of a Debenture may be treated as its owner for all purposes.

8.                                       Amendments and Waivers.  Except as provided in Section 5, the Debentures may be amended with the consent of the Holders of at least a majority in principal amount of the Debentures, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the Debentures, except that, without the consent of each Holder affected, an amendment or waiver may not (i) reduce the amount of Debentures whose Holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest on any Debenture; (iii) reduce the principal of or time for payment of principal on any Debenture; or (iv) make any Debenture payable in money other than that stated in the Debenture.  Without the consent of any Debentureholder, the Debentures may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Debentureholders, or to make any change that does not adversely affect the rights of any Debentureholder.

9.                                       Covenants.

9.1                                 Payment of Debentures.  The Company shall pay the principal of and interest on the Debentures on the dates and in the manner provided herein.  The Company shall pay interest on overdue principal on overdue installments of interest at the rate so provided in Section 1 hereof to the extent lawful.

9.2                                 Notice of Default.  The Company will deliver to the Holders an Officers’ Certificate promptly upon becoming aware of any Default or Event of Default, which Officers’ Certificate will specify such Default or Event of Default.

10.                                 Successor Corporations.

10.1                           When Company May Merge, etc.  The Company shall not consolidate with or merge with or into any other Person or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets, in a single transaction or through a series of related transactions, as an entirety or substantially as an entirety to another Person or group of affiliated Persons unless:

(1)                                  the Company is the survivor or the Holders of Debentures have a contractual right thereupon to sell their Debentures to the Company; or

(2)                                  such transaction is consented to by the Holders of a majority in principal amount of Debentureholders and the successor Person expressly assumes all of the obligations of the Company hereunder.

Notwithstanding the foregoing, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries.

10.2                           Successor Corporation Substituted.  Upon any consolidation or merger, or any transfer of assets of the Company in accordance with paragraph 10.1, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Debenture with the same effect as if such successor Person had been named as the Company herein.  When a successor Person expressly assumes all of the obligations of the Company hereunder, the predecessor shall be released from such obligation.

11.                                 Defaults and Remedies.

11.1                           Events of Default.  An “Event of Default” occurs if:

(1)                                  the Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the Default continues for a period of 5 days;

(2)                                  the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable at maturity, upon redemption, acceleration or otherwise;

(3)                                  the Company shall default in the performance of any of its obligations hereunder (other than those referred to in clauses (1) and (2) above) and such default shall continue for a period of 90 days after written notice thereof shall have been received by the Company from any Holder;

(4)                                  the Company, pursuant to or within the meaning of any Bankruptcy Law (A) becomes insolvent, (B) fails generally to pay its debts as they become due, (C) admits in writing its inability to pay its debts generally as they become due, (D) commences a voluntary case or proceeding, (E) consents to, or acquiesces in, the institution of a bankruptcy or an insolvency proceeding against it or the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding,  (F) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or of any part of its property or (G) makes a general assignment for the benefit of its creditors;

(5)                                  a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law which (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for any part of its property or (C) orders the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy case or insolvency proceeding is commenced, against the Company and such petition, application, case or proceeding is not dismissed within 60 days; or

(6)                                  there shall be a default under any Designated Senior Indebtedness or, if no Designated Senior Indebtedness is outstanding, there shall be a default under any other Senior Indebtedness of the Company or any Subsidiary, whether any such Senior Indebtedness now exists or shall hereafter be created, if (A) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (B) the aggregate principal amount of such Indebtedness equals $5,000,000 or more or, together with the principal amount of any other Indebtedness of the Company or any Subsidiary in default for failure to pay principal at maturity or the maturity of which has been accelerated aggregates $5,000,000; provided, however, that any acceleration pursuant to this Section 11.1(6) shall be automatically rescinded upon the discharge of such Senior Indebtedness or upon acceleration of such Senior Indebtedness having been rescinded or annulled.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or state law for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

11.2                           Acceleration.  If an Event of Default (other than an Event of Default specified in paragraph 11.1(4) or (5)) occurs and is continuing, the Holders of at least a majority in principal amount of the Debentures by notice to the Company, may declare the unpaid principal of and accrued interest on all the Debentures to be due and payable.  Upon 30 days’ notice of such declaration by the Company to the holders of any Designated Senior Indebtedness, the principal and accrued interest of such Debentures shall be due and payable immediately.  If an Event of Default specified in paragraph 11.1(4) or (5) occurs, all unpaid principal of and accrued interest on the Debentures then outstanding shall automatically become due and payable without any declaration or other act on the part of any Debentureholder.  Upon payment of such principal amount and interest, all of the Company’s obligations under the Debentures shall terminate.  The Holders of a majority in principal amount of the Debentures may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

11.3                           Other Remedies.  Except as provided in Section 5, if an Event of Default occurs and is continuing, the Holders may pursue any available remedy to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures.

11.4                           Waiver of Past Defaults.  Subject to paragraphs 11.2 and 11.6, the Holders of a majority in principal amount of the Debentures may waive an existing Default and its consequences except a Default in the payment of the principal of or interest on any Debenture.  When a Default or Event of Default is waived, it is cured and ceases.

11.5                           Limitation on Suits.  A Debentureholder may pursue a remedy with respect to the Debentures only if:

(1)                                  the Holder gives to the Company notice of a continuing Event of Default; and

(2)                                  the Holders of at least a majority in principal amount of the Debentures agree to pursue the remedy.

A Debentureholder may not use this Debenture to prejudice the rights of another Debentureholder or to obtain a preference or priority over another Debentureholder.

11.6                           Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Debenture, the right of any Holder of a Debenture to receive payment of principal of and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

12.                                 Reports.  So long as the Debentures remain outstanding, the Company shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act to be mailed to the Holders (contemporaneously with the mailing of such materials to the Company’s stockholders) at their addresses appearing on the books of the Company.  If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors’ report by a nationally recognized firm of independent certified public accountants), a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and such other information which the Company would otherwise be required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the Holders, within 120 days after the end of each of the Company’s fiscal years and within 60 days after the end of each of its first three fiscal quarters.

13.                                 No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Debentureholder by accepting a Debenture waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Debentures.

14.                                 Abbreviations.  Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as:  TEN COM (= as tenants in common), TEN ENT as tenants by the entireties), JT TEN (= as joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.                                 Notices.  Any notice or communication by the Holder is duly given if in writing and delivered in person or by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

c/o Castle Harlan Partners III, L.P.

150 East 58th Street

New York, New York 10155

Attention:                                         David B. Pittaway

Facsimile:                                            212/207-8042

with copies to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention:                                         Marc Weingarten
Michael R. Littenberg

Facsimile:                                            212/593-5955

and to:

Kirkland & Ellis

153 East 53rd Street

New York, New York 10022

Attention:                                         Kimberly P. Taylor

Facsimile:                                            212/446-4900

Any notice or communication by the Company is duly given if in writing and delivered in person, by telecopier or registered or certified mail, postage prepaid, return receipt requested, to a Debentureholder at his address as it appears on the register kept by the Company, which address shall initially be:

Bell Atlantic

c/o Mellon Bank, N.A.

One Mellon Bank Center

Room 3346

Pittsburgh, Pennsylvania 15258-001

Attention:                                         Francis Walton

Facsimile:                                            412/236-4225

with a copy to:

Ropes & Gray

One International Place

Boston, Massachusetts 02110

Attention:                                         Ann Milner

Facsimile:                                            617/951-7050

Verizon Investment Management Corp.

695 Main Street

Suite 600

Stamford, Connecticut 06901

Attention:                                         Conrad Francis

Facsimile:                                            203/965-3300

Verizon Investment Management Corp.

695 Main Street

Suite 600

Stamford, Connecticut 06901

Attention:                                         Bruce Franzese

Facsimile:                                            203/965-2243

The Company or the Holder by notice to the other may designate additional or different addresses for subsequent notices or communications.  Any notice or communication to the Company or the Holder shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.  All other notices or communications shall be in writing.

16.                                 Governing Law.  This Debenture shall be construed in accordance with and governed by the laws of the State of New York, without respect to the conflict of laws principles thereof.

17.                                 Separability.  In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

18.                                 Loss, Theft, Destruction or Mutilation of this Debenture.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and of an indemnity agreement or other security reasonably satisfactory to the Company (which indemnity or security shall not be required of any Holder for The Bell Atlantic Master Trust), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Debenture, if mutilated, the Company will make and deliver a new Debenture of like tenor, in lieu of this Debenture.  Any Debenture made and delivered in accordance with the provisions of this Section shall be dated as of the date to which interest has been paid on this Debenture, or if no interest has therefore been paid on this Debenture, then dated the date hereof.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

MCCORMICK & SCHMICK ACQUISITION CORP. II

By:
Name:
Title:

ASSIGNMENT FORM

For value received

Hereby sells, assigns and transfers unto

Please insert social security or
other identifying number of assignee

Please print or typewrite name
and address including zip code
of assignee:

the within Debenture and do hereby irrevocably constitute and appoint                            Attorney to transfer the Debenture on the books of the Company with full power of substitution in the premises.